Exhibit 32.2

CERTIFICATION

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

     The undersigned, James Keegan, the Chief Financial Officer of Lions Gate Entertainment Corp. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Form 10-Q of the Company (the “Report”) for the quarterly period ended September 30, 2003, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003

/s/ James Keegan

James Keegan Chief Financial Officer